SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                             LACROSSE FOOTWEAR, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

      2)  Form, Schedule or Registration Statement No.:

      3)  Filing Party:

      4)  Date Filed:

                             LACROSSE FOOTWEAR, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 24, 2001

To the Shareholders of
 LaCrosse Footwear, Inc.:

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of LaCrosse Footwear, Inc. will be held on Thursday, May 24, 2001, at 9:30 A.M., local time, at the Midway Hotel, 1835 Rose Street, La Crosse, Wisconsin 54601, for the following purposes:

     1. To elect three directors to hold office until the 2004 annual meeting of shareholders and until their successors are duly elected and qualified.

     2. To consider and act upon a proposal to approve the LaCrosse Footwear, Inc. 2001 Stock Incentive Plan.

     3. To consider and act upon a proposal to approve the LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan.

     4. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The close of business on March 30, 2001 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

     A proxy for the meeting and a proxy statement are enclosed herewith.

                                             By Order of the Board
                                             of Directors LACROSSE
                                             FOOTWEAR, INC.

                                             /s/ Thomas S. Sleik

                                             Thomas S. Sleik
                                             Secretary

La Crosse, Wisconsin
April 24, 2001

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

                             LACROSSE FOOTWEAR, INC.
                             1319 St. Andrew Street
                           La Crosse, Wisconsin 54603


                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 24, 2001


     This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of LaCrosse Footwear, Inc. (the "Company") beginning on or about April 24, 2001 in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Thursday, May 24, 2001, at 9:30 A.M., local time, at the Midway Hotel, 1835 Rose Street, La Crosse, Wisconsin 54601 and all adjournments or postponements thereof (the "Annual Meeting") for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

     Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.

     A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the three persons nominated for election as directors referred to herein, FOR the proposal to approve the LaCrosse Footwear, Inc. 2001 Stock Incentive Plan (the "2001 Incentive Plan"), FOR the proposal to approve the LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan (the "Director Plan") and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors, the proposal to approve the 2001 Incentive Plan and the proposal to approve the Director Plan, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

     Only holders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on March 30, 2001 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 5,874,449 shares of Common Stock, each of which is entitled to one vote per share.

                              ELECTION OF DIRECTORS

     The Company's By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect three directors to hold office until the 2004 annual meeting of shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the three persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Directors will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. Votes will be tabulated by inspectors of election appointed by the Board.

     The following sets forth certain information, as of March 30, 2001, about the Board's nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

                   Nominees for Election at the Annual Meeting

                    Terms expiring at the 2004 Annual Meeting

     George W. Schneider, 78, was elected to the Board of Directors of the Company's predecessor in 1968 and was the principal investor and motivating force behind the management buyout of the Company's predecessor in 1982. Since 1982, Mr. Schneider also has served as Chairman of the Board of the Company. Mr. Schneider's background is in banking and real estate. He was the principal organizer of Bay Cities National Bank, Redondo Beach, California, and served as its Chairman of the Board from 1982 until the bank was acquired in December 1995. Mr. Schneider also served as a director and Vice Chairman of the Board of Directors of Little Company of Mary Health Systems, Little Company of Mary Hospital and San Pedro Peninsula Hospital for many years, but relinquished those positions in 1995.

     Craig L. Leipold, 48, has served as a director of the Company since November 1997 and served as President and Chief Executive Officer of the Company's Rainfair, Inc. ("Rainfair") subsidiary from the May 1996 acquisition of Rainfair until July 1999. Prior to joining the Company, Mr. Leipold was the primary shareholder and Chief Executive Officer of Rainfair since 1989. Mr. Leipold is Chief Executive Officer of the Nashville Predators, a National Hockey League team, and a director of Levy Corp., Gaylord Entertainment Corporation and PureSafety.com.

     Joseph P. Schneider, 41, has served as a director of the Company since March 1999 and as President and Chief Executive Officer since August 3, 2000. Prior thereto, Mr. Schneider served as Executive Vice President-Danner of the Company since May 1999, as

President and Chief Executive Officer of the Company's Danner Shoe Manufacturing Co. ("Danner") subsidiary since October 1998, as Vice President of the Company since June 1996, as President and Chief Operating Officer of Danner since December 1997, as Executive Vice President and Chief Operating Officer of Danner since June 1996 and as Vice President - Retail Sales of the Company from January 1993 until June 1996. From 1985, when he joined the Company, until January 1993, Mr. Schneider held various sales management positions.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" ALL NOMINEES.


                         Directors Continuing in Office

                    Terms expiring at the 2002 Annual Meeting

     Richard A. Rosenthal, 68, has served as Vice Chairman of the Board of the Company since May 2000 and as a director of the Company since June 1990. Mr. Rosenthal was the Director of Athletics at the University of Notre Dame from 1987 until August 1, 1995. Mr. Rosenthal is a director of Athey Products Corporation, Advanced Drainage Systems, Inc., Beck Corporation, Toefco Engineering, Inc. and St. Joseph Capital Corporation and is a member of the advisory board of CID Investment Partners and RFE Investment Partners.

     Frank J. Uhler, Jr., 70, has served as a director since he joined the Company in June 1978 and served as Vice Chairman of the Board from December 31, 1994 until May 2, 2000. From June 1978 until 1982, Mr. Uhler served as President and from 1982 until December 31, 1994 he served as President and Chief Executive Officer of the Company. Along with Mr. George W. Schneider, Mr. Uhler was the other principal member of the management group that acquired the Company's predecessor in 1982. Mr. Uhler is a director of the Franciscan Skemp Health Care System.

                    Terms expiring at the 2003 Annual Meeting

     Luke E. Sims, 51, has served as a director of the Company since December 1985. Mr. Sims has been a partner in the law firm of Foley & Lardner, Milwaukee, Wisconsin, since 1984 and has been an attorney with such firm since 1976. Foley & Lardner has acted as general counsel for the Company since 1982. Mr. Sims is a director of Wilson-Hurd Mfg. Co.

     John D. Whitcombe, 45, has served as a director of the Company since March 1998. Mr. Whitcombe has been a partner in the law firm of Greenberg, Fields & Whitcombe, Torrance, California, since November 1994 and from 1992 until November 1994 he was a partner in the law firm of Whitcombe, Makin & Pentis. Mr. Whitcombe is a director of the Oarsmen Foundation, RHCDS Educational Scholarship Fund and Little Company of Mary Hospital.

     George W. Schneider and Joseph P. Schneider are father and son. None of the other directors or executive officers are related to each other.


                               BOARD OF DIRECTORS

General

     The Board has standing Audit and Compensation Committees. The Audit Committee presently consists of Messrs. Rosenthal (Chairman), G. Schneider and Leipold. The Audit Committee is responsible for recommending to the Board the appointment of independent auditors, reviewing and approving the scope of the annual audit activities of the auditors, approving the audit fee payable to the auditors and reviewing audit results. The Audit Committee held two meetings in 2000.

     The Compensation Committee reviews and recommends to the Board the compensation structure for the Company's directors, officers and other managerial personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation, and administers the Company's 1993 Employee Stock Incentive Plan (the "1993 Plan") and 1997 Employee Stock Incentive Plan (the "1997 Plan"). Craig L. Leipold (Chairman), Luke E. Sims, Richard A. Rosenthal and John D. Whitcombe are members of the Compensation Committee. The Compensation Committee held five meetings in 2000.

     The Board has no standing nominating committee. The Board selects the director nominees to stand for election at the Company's annual meetings of shareholders and to fill vacancies occurring on the Board. The Board will consider nominees recommended by shareholders, but has no established procedures which shareholders must follow to make a recommendation.

     The Board held six meetings in 2000. Each director attended at least seventy-five percent of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings held by all committees of the Board on which the director served during 2000.

Director Compensation

     Directors who are executive officers of the Company receive no compensation as such for service as members of either the Board or committees thereof. Directors who are not executive officers of the Company receive an annual retainer of $12,500 (assuming four quarterly Board meetings), a pro rata fee in the event of a major special Board meeting, and a fee of $1,000 for each committee meeting attended if such meeting is held on a day other than a day on which a regular Board meeting is held (except that the fee payable for such a committee meeting is reduced to $500 if the meeting is one hour or less).

     On January 1, 2001, Messrs. Leipold, Uhler, Rosenthal, Sims and Whitcombe were automatically granted an option to purchase 3,000 shares of Common Stock pursuant to the Director Plan. All of such options were granted contingent upon shareholder approval of the Director Plan at the Annual Meeting. Assuming that shareholders approve the Director Plan at the Annual Meeting, each non-employee director will automatically receive an option to purchase 3,000 shares of Common Stock on the first business day of January of each calendar year for so long as the Director Plan remains in effect and a sufficient number of shares of Common Stock are available under the Director Plan.

Report of the Audit Committee

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee operates under a written charter, a copy of which is attached to this proxy statement as Appendix A, which was adopted by the Board in May 2000.

     The Company's management ("management") is responsible for the Company's internal controls and the financial reporting process, including the system of internal controls. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended.

     The Company's independent auditors have provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence. The Committee considered whether the independent auditors provision of non-audit services is compatible with maintaining the independent auditors' independence. The fees paid to the independent auditors for 2000 were as follows:

     Audit Fees, Review of the Company's Quarterly
      Reports on 10-Q, Review Annual Report and 10-K
      filing, Attendance at Audit Committee Meetings
      and Consultation on Audit and Accounting Matters................. $164,000
     Services and Design and Implementation Fees....................... $      0
     All Other Fees.................................................... $ 52,152

     The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of the Company's internal controls and overall quality of the Company's financial reporting.

     Based on the Audit Committee's reviews and discussions with management, the internal auditors and the independent auditors referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     The Audit Committee does not currently have three (3) directors who are independent as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc. The Board, however, intends to comply with such rule by June 14, 2001, the date the independence requirements take effect.

     This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under such Acts.

                             LACROSSE FOOTWEAR, INC.
                                 AUDIT COMMITTEE

                         Richard A. Rosenthal, Chairman
                               George W. Schneider
                                Craig L. Leipold


                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 30, 2001 by: (i) each director and nominee; (ii) each of the executive officers named in the Summary Compensation Table set forth below; (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (iv) each person or other entity known by the Company to own beneficially more than 5% of the Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned.

                                                     Shares of       Percent of
                                                   Common Stock     Common Stock
                                                   Beneficially     Beneficially
          Name of Beneficial Owner                   Owned(1)          Owned

Schneider Family Voting Trust(2)..............     2,961,299           50.4%
George W. Schneider(3)........................     1,439,923(2)        24.5%
Virginia F. Schneider(3)......................     1,439,923(2)        24.5%
Firstar Corporation and
 Firstar Bank, N.A.(4)........................       559,689            9.5%
Joseph P. Schneider...........................       231,304(2)         3.9%
Frank J. Uhler, Jr............................        70,900(5)         1.2%
Luke E. Sims..................................        58,000(6)         *
Craig L. Leipold..............................        36,700            *

                                                     Shares of       Percent of
                                                   Common Stock     Common Stock
                                                   Beneficially     Beneficially
          Name of Beneficial Owner                   Owned(1)          Owned

Richard A. Rosenthal..........................        23,750            *
Robert J. Sullivan............................        23,400            *
John D. Whitcombe.............................         9,000            *
Mark E. Leopold...............................         3,100            *
Patrick K. Gantert............................           250            *
All directors, nominees and
   executive officers as a group
   (12 persons)...............................     1,964,337(2)        33.1%
-----------------------
* Denotes less than 1%.

1. Includes the following shares subject to stock options which are exercisable within 60 days of March 30, 2001: Joseph P. Schneider, 19,400 shares; Craig L. Leipold, 17,500 shares; Robert J. Sullivan, 22,700 shares; and all directors, nominees and executive officers as a group, 68,050 shares.

2. Substantially all of the shares of Common Stock beneficially owned by George W. Schneider, Virginia F. Schneider and 12 other members (or affiliated trusts) of the Schneider family have been deposited into a voting trust ("Voting Trust"), pursuant to which the five trustees thereof (currently, George W. Schneider, Virginia F. Schneider, Joseph P. Schneider, Steven M. Schneider and Patrick Greene), acting by majority action, have shared voting power (shared with the beneficiaries of the Voting Trust) and sole investment power over all such shares. The terms of the Voting Trust are more particularly described below under "--Voting Trust." Shares held in the Voting Trust include shares reported above as beneficially owned by other named persons as follows: (a) 1,267,005 of the shares reported as beneficially owned by each of George W. Schneider and Virginia F. Schneider, as co-trustees of the George W. and Virginia F. Schneider Trust U/A dated September 1, 1987, (b) 137,254 of the shares reported as beneficially owned by Joseph P. Schneider, and (c) 1,404,259 of the shares reported as beneficially owned by the directors, nominees and executive officers of the Company as a group. The address of the Voting Trust is 1319 St. Andrew Street, La Crosse, Wisconsin 54603.

3. Shares of Common Stock reported as beneficially owned by George W. Schneider and Virginia F. Schneider include (a) 120,919 shares which are deposited in the George W. and Virginia F. Schneider Trust U/A dated September 1, 1987 over which Mr. and Mrs. Schneider, as co-trustees, have shared voting and investment power and (b) 51,999 shares which are held by a charitable foundation in which Mr. and Mrs. Schneider are trustees (Mr. and Mrs. Schneider disclaim beneficial ownership of these 51,999 shares). See also footnote 2. The address of George W. and Virginia F. Schneider is 1319 St. Andrew Street, La Crosse, Wisconsin 54603. The address of the George W. and Virginia F. Schneider Trust U/A dated September 1, 1987 is P.O. Box 71, Redondo Beach, California 90277.

4. The information is based on Amendment Number 3 to a report on Schedule 13G, dated February 8, 2001, filed by Firstar Corporation ("Firstar") and its subsidiary, Firstar Bank, N.A., with the Securities and Exchange Commission. Firstar Bank, N.A. reported beneficial ownership of only 514,290 shares, or 8.8%. The address of Firstar is 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202 and the address of Firstar Bank, N.A. is 425 Walnut Street, Cincinnati, Ohio 45202.

5. Includes 58,885 shares held by a trust in which Mr. Uhler is one of the trustees. Mr. Uhler disclaims beneficial ownership of these 58,885 shares.

6. Includes 18,000 shares held of record by Mr. Sims' wife for the benefit of their three children.

Voting Trust

     To help ensure the continuity and stability of the management of the Company, George W. and Virginia F. Schneider and 12 other members of their family, including certain affiliated entities, entered into a voting trust agreement in June 1982. Pursuant to the trust agreement, as amended, all shares of Common Stock held by such individuals and entities were initially deposited into the voting trust created thereunder (the "Voting Trust"). Each depositor and beneficiary holding Voting Trust certificates issued thereunder (which now includes 12 other members (or affiliated trusts) of the Schneider family) also agreed (with certain limited exceptions) to transfer to the Voting Trust all shares of Common Stock thereafter acquired.

     Under the Voting Trust, the five trustees (currently, George W. Schneider, Virginia F. Schneider, Joseph P. Schneider, Steven M. Schneider and Patrick Greene), acting by majority action, are vested with the exclusive right to sell, transfer or dispose of the deposited shares and to vote such deposited shares in their discretion on all matters on which such shares are entitled to vote; provided, however, that in the event of a proposed recapitalization, reorganization, merger, consolidation, liquidation, sale of all or substantially all of the assets of the Company or a comparable transaction, in addition to the necessary vote of the trustees, any such action shall also require the affirmative vote or consent of the beneficiaries holding Voting Trust certificates representing at least 75% of the aggregate number of votes of the then deposited shares. The beneficiaries also are entitled to receive all cash dividends or other distributions (other than in capital stock of the Company) declared and paid on the deposited shares.

     The deposited shares may only be withdrawn from the Voting Trust by a beneficiary prior to the expiration or termination of the Voting Trust if the trustees allow such withdrawal; provided, however, that on January 31 of each year (commencing on January 31, 1998) each beneficiary will automatically receive 10,000 shares.

     The Voting Trust continues in effect until April 1, 2005, and thereafter for an additional five-year period if the trustees so elect. Notwithstanding the foregoing, in the event of a reorganization, merger or consolidation in which the Company does not survive, a liquidation of the Company, a sale of all or substantially all of the assets of the Company or sale of all the Common Stock held by the trustees under the Voting Trust, the Voting Trust shall automatically terminate. Additionally, the Voting Trust may be terminated at any time prior to the expiration thereof by the trustees with the affirmative vote or consent of the beneficiaries holding Voting Trust certificates representing at least 75% of the aggregate number of votes of the then deposited shares.

     The Voting Trust also provides that the trustees shall cause the then Chief Executive Officer of the Company to be elected as a director of the Company and shall not allow the number of directors of the Company who are members of the Schneider family to exceed a majority of the directors, less one. Additionally, the trustees, subject to certain exceptions, may correct defects and omissions in the underlying trust agreement and make other amendments or modifications thereto as in their judgment may be necessary or appropriate to effectively carry out the trust agreement. The trustees are not entitled to receive any remuneration for serving as such under the Voting Trust.

                             EXECUTIVE COMPENSATION

Summary Compensation Information

     The following table sets forth certain information concerning the compensation earned in each of the last three fiscal years by the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers whose total cash compensation exceeded $100,000 in the fiscal year ended December 31, 2000. The persons named in the table are sometimes referred to herein as the "named executive officers."


                                                  Summary Compensation Table

                                                                                Long-Term Compensation
                                                                               -------------------------
                                                                                 Awards        Payouts
                                                 Annual Compensation             ------        -------
                                      -------------------------------------    Securities     Long-Term
                                                               Other Annual    Underlying     Incentive
            Name and                                            Compensa-        Stock       Compensation       All Other
       Principal Position     Year    Salary($)    Bonus($)     tion($)(1)     Options(#)     Payouts($)     Compensation($)
       ------------------     ----    ---------    --------    ------------    ----------    ------------    ---------------

George W. Schneider           2000     $121,692    $      0         --              --            --           $ 10,906(2)
  Chairman of the Board       1999      170,000           0         --              --            --             12,638
                              1998      165,000      79,200         --              --            --             12,870

Joseph P. Schneider(3)        2000      184,758      47,387         --           5,000            --              3,484(4)
  President and Chief         1999      152,650      44,580         --           3,500            --              3,200
  Executive Officer           1998      139,375      46,224         --           2,500            --              2,891

Robert J. Sullivan            2000      110,049      17,276         --           5,000            --              2,605(4)
  Vice President-Finance &    1999      107,870      20,226         --           5,000            --              2,951
  Administration and Chief    1998       99,293      29,049         --           5,000            --              2,553
  Financial Officer

Patrick K. Gantert(3)         2000      165,985           0         --           9,000            --            186,247(5)
  Former President and        1999      225,308           0         --           9,000            --             58,840
  Chief Executive Officer     1998      177,000     121,600         --           9,000            --             10,470

Mark E. Leopold (6)           2000      174,900      18,270         --           5,000            --             13,335(7)
  Former Executive Vice       1999       80,769      28,073         --          10,000            --             13,027
  President and Chief
  Operating Officer
-----------

1.   Certain personal benefits provided by the Company and its subsidiaries to the named executive officers are not included in the table. The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such officer's salary and bonus in each respective year.

2.   Includes $8,944 for term life insurance premiums and a $1,962 matching contribution under the Company's 401(k) Plan.

3. Joseph P. Schneider has been the Company's President and Chief Executive Officer since August 2000. Mr. Gantert resigned as the Company's President and Chief Executive Officer in August 2000.

4.   Matching contribution under the Company's 401(k) Plan.

5. Includes the dollar value of the benefits of the whole-life portion of the premium for a split-dollar life insurance policy paid by the Company projected on an actuarial basis of $42,816, Company payments of $7,080 to cover the premiums attributable to the term life insurance portion of the split-dollar life insurance policy, a $3,312 matching contribution under the Company's 401(k) Plan and $133,039 in payments under a Severance Agreement and Release (see description below under the caption "--Agreements with Named Executive Officers"). In accordance with the terms of the split-dollar life insurance policy, the Company was entitled to recover all of the cumulative premiums paid by the Company; the Company relinquished the rights to recover the cumulative premiums paid by the Company under the severance agreement.

6. Effective December 2000, the Company eliminated the position of Executive Vice President/Chief Operating Officer of the Company. As a result, the Company terminated Mr. Leopold's employment effective December 13, 2000.

7. Includes $535 for term life insurance premiums, a $856 matching contribution under the Company's 401(k) Plan, and $11,944 in payments under a Severance Agreement and Release (see description below under the caption "--Agreements with Named Executive Officers").

Stock Options

     The Company has in effect the 1993 Plan and the 1997 Plan pursuant to which options to purchase Common Stock may be granted to officers and other key employees of the Company and its subsidiaries. The following table presents certain information as to grants of stock options made during fiscal 2000 to Joseph P. Schneider, Robert J. Sullivan, Patrick K. Gantert and Mark E. Leopold. No other named executive officer was granted options in fiscal 2000.

                                            Option Grants in 2000 Fiscal Year

                                                                                         Potential Realizable Value
                                                                                         at Assumed Annual Rates of
                                                                                          Stock Price Appreciation
                                                  Individual Grants                          For Option Term (2)
                            ----------------------------------------------------------   --------------------------
                               Number of       Percent of
                              Securities      Total Options                               At 0%    At 5%    At 10%
                              Underlying       Granted to     Exercise or                Annual   Annual    Annual
                            Options Granted   Employees in    Base Price    Expiration   Growth   Growth    Growth
            Name             Granted(#)(1)     Fiscal Year     ($/Share)       Date       Rate     Rate      Rate
            ----            ---------------   -------------   -----------   ----------   ------   ------    ------

Joseph P. Schneider.......       5,000            4.8%           $4.44        1/3/10        0     $13,961   $35,381
Robert J. Sullivan........       5,000            4.8%            4.44        1/3/10        0      13,961    35,381
Patrick K. Gantert........       9,000            8.6%            4.44        1/3/10        0      25,131    63,686
Mark E. Leopold...........       5,000            4.8%            4.44        1/3/10        0      13,961    35,381
------------

1.   The options reflected in the table (which are nonstatutory options for purposes of the Internal Revenue Code) were granted on January 3, 2000, and became or will become exercisable in 20% increments on January 2, 2001, 2002, 2003,
     2004 and 2005.

2.   This presentation is intended to disclose the potential value which would accrue to the optionee if the option were exercised the day before it would expire and if the per share value had appreciated at the compounded annual rate indicated in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the
     Securities and Exchange Commission regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of the
     Common Stock.

     The following table sets forth information regarding the exercise of stock options by the named executive officers during the 2000 fiscal year and the fiscal year-end value of unexercised options held by such persons. Mr. G. Schneider did not hold any options to acquire Common Stock as of December 31, 2000 and is accordingly not reflected in the table.

                                           Aggregated Option Exercises in 2000
                                      Fiscal Year and Fiscal Year-End Option Values

                                                                 Number of Securities         Value of Unexercised In-
                                                                Underlying Unexercised       the-Money Options at Fiscal
                                                             Options at Fiscal Year-End(#)         Year-End ($)(1)
                            Shares Acquired      Value       -----------------------------   ---------------------------
        Name                on Exercise (#)   Realized ($)    Exercisable   Unexercisable    Exercisable   Unexercisable
        ----                ---------------   ------------    -----------   -------------    -----------   -------------

Joseph P. Schneider......         --               --          16,000         11,000             (1)            (1)
Robert J. Sullivan.......         --               --          18,200         14,300             (1)            (1)
Patrick K. Gantert.......         --               --               0(2)           0(2)          (1)            (1)
Mark E. Leopold..........         --               --           2,000              0(2)          (1)            (1)
------------
1.   Not applicable. The fair market value of the underlying Common Stock at fiscal year-end was less than the exercise price of the options.

2.   Terminated upon leaving the employ of the Company pursuant to the terms of the 1993 Plan and the 1997 Plan.


Retirement Plan

     The Company's Retirement Plan (the "Salaried Plan") covers a majority of the salaried employees of the Company. The table set forth below illustrates the estimated annual benefits payable as a single life annuity upon retirement pursuant to the current Salaried Plan formula for various levels of compensation and years of service, assuming retirement after attainment of age 65 during 2001.

                               Pension Plan Table

  Average                               Years of Service
   Annual         -----------------------------------------------------------
Compensation        15           20           25           30           35
------------      -------      -------      -------      -------      -------

 $100,000         $12,750      $17,000      $21,250      $25,500      $29,750
  125,000          15,938       21,250       26,563       31,875       37,188
  150,000          19,125       25,500       31,875       38,250       44,625
  175,000          22,313       29,750       37,188       44,625       52,063
  200,000          25,500       34,000       42,500       51,000       59,500
  225,000          28,688       38,250       47,813       57,375       66,938

     The Salaried Plan is a qualified noncontributory plan that provides for fixed benefits to participants and their survivors in the event of normal (age
65) or early (age 55) retirement. Participants who have worked for the Company for five years and who leave the Company for any reason other than death, disability or early retirement are entitled to a portion of the benefits that they would have earned under the Salaried Plan had they worked for the Company until normal retirement age. Early retirement benefits are reduced to reflect early commencement.

     Compensation covered by the Salaried Plan is a participant's total remuneration, including salary and bonus, as shown in the Summary Compensation Table, but excluding deferred compensation and fringe and welfare benefits. Benefits are based on a participant's average monthly compensation for the 60 consecutive calendar months of the 120 calendar months preceding termination of employment for which his or her compensation was the highest. Under the Salaried Plan, only compensation up to the limits imposed by the Internal Revenue Code is taken into account. The 2000 compensation limit applicable to the Salaried Plan was $170,000. Benefits are not subject to any deduction for Social Security or other offset amounts. The number of credited years of service under the Salaried Plan for each of the named executive officers as of December 31, 2000 are as follows: Mr. G. Schneider, 19 years; Mr. Gantert, 16 years; Mr. J. Schneider, 12 years; and Mr. Sullivan, 8 years. Pursuant to the terms of the Salaried Plan, Mr. G. Schneider began receiving benefits in 1994.

     In connection with Joseph P. Schneider's election as Chief Operating Officer of Danner in June 1996 (and, as a result thereof, the recognition that under the terms of the Salaried Plan Mr. J. Schneider will not continue to accrue benefits thereunder), the Company and Mr. J. Schneider reached an understanding regarding an unfunded supplemental retirement plan for him. Pursuant to such understanding, upon termination of employment with the Company, or in the event of termination by reason of Mr. J. Schneider's death or disability, Mr. J. Schneider (or his beneficiary) will be entitled to receive as an unfunded monthly supplemental benefit from the Company an amount equal to the difference between his current deferred vested benefit calculation and what his benefit would have been had he continued to accrue benefits under the Salaried Plan (or any successor plan that is in place as of his termination).

Agreements with Named Executive Officers

     Mr. Gantert resigned as President and Chief Executive Officer of the Company effective August 3, 2000. Pursuant to a severance agreement entered into with Mr. Gantert, the Company agreed, among other things, to (a) pay Mr. Gantert $287,900 over a two-year period; (b) transfer to Mr. Gantert all of the Company's rights in the existing "split dollar" life insurance policy and relinquish the Company's right under the former employment agreement with Mr. Gantert to be reimbursed for the dollar amount of the premiums the Company expended for the insurance policy; (c) continue to provide health insurance coverage to Mr. Gantert until the earlier of February 4, 2001 or the date he becomes eligible for group health insurance from another employer; (d) make a lump sum payment to Mr. Gantert of $34,211.68, which amount represents the present value of the benefits Mr. Gantert would have accrued under the Company's Employees' Retirement Savings Plan and the Company's Retirement Plan through August 3, 2002; (e) make outplacement services up to $25,000 available until August 3, 2003; and (f) pay Mr. Gantert's legal and accounting fees up to $5,000 relating to the negotiation and execution of the severance agreement. Under the severance agreement, Mr. Gantert agreed to not compete with the Company for a two-year period and also agreed to not use or otherwise disclose any confidential information of the

Company. In consideration for Mr. Gantert's covenant to not compete and confidentiality covenant, the Company agreed to pay Mr. Gantert the aggregate of $280,483, payable in four equal semiannual installments commencing February 2001. The severance agreement supersedes the former employment agreement between the Company and Mr. Gantert.

     Effective December 2000, the Company eliminated the position of Executive Vice President/Chief Operating Officer. As a result, the Company terminated the employment of Mark E. Leopold effective December 13, 2000. Pursuant to a severance agreement entered into with Mr. Leopold, the Company agreed, among other things, to (a) continue to pay Mr. Leopold his base salary through December 13, 2001; (b) pay Mr. Leopold his 2000 incentive compensation of $18,270; (c) pay Mr. Leopold incentive compensation of $28,438 for the year 2001; (d) continue to pay its share of Mr. Leopold's premium for group health insurance; (e) transfer to Mr. Leopold the $500,000 life insurance policy the Company had on his life (Mr. Leopold assumed the responsibility to pay the premiums for such policy); and (f) make outplacement services, up to $5,000, available until July 15, 2001.

Report on Executive Compensation

     The Compensation Committee of the Board is responsible for all aspects of the Company's compensation package offered to its corporate officers, including the named executive officers. The following report was prepared by the Compensation Committee.

     The Company's executive compensation program is designed to be closely linked to corporate performance. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals. The overall objectives of this strategy are to attract and retain qualified executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and shareholder interests through the use of equity-based compensation plans and to provide a compensation package that recognizes individual contributions as well as overall business results.

     During 1997, the Company retained nationally-recognized compensation consultants to advise it with respect to compensation issues. The first step in the overall review of executive compensation was an analysis of the duties and responsibilities of each Company executive. This resulted in an objective ranking of the relative duties and responsibilities of each Company executive vis-a-vis other Company executives. Subsequently, the Company's consultants compared the compensation for each Company executive with general market data for individuals with comparable job responsibilities. The Company's consultants summarized their conclusions on Company executive compensation in a report finalized in October 1997. The results of this study have provided the framework for determining compensation for executives of the Company.

     The Compensation Committee determines the compensation of the Chairman of the Board and the Chief Executive Officer, and sets the policy for, reviews and approves the recommendations of management (subject to such adjustments as the Compensation Committee deems appropriate and subject to the Board's and/or the Compensation Committee's sole discretion regarding awards of stock options) with respect to the compensation awarded to other corporate officers (including the other named executive officers).

     The key elements of the Company's executive compensation program consist of base salary, annual incentive compensation opportunity and grants of stock options. Although the Compensation Committee believes strongly in offering compensation opportunities competitive with those of comparable companies within the Company's industry, the most important considerations in setting annual compensation are Company performance and individual contributions. A general description of the elements of the Company's compensation program, including the basis for the compensation awarded to the Company's Chief Executive Officer for 2000, are discussed below.

     Base Salaries. Base salaries are initially determined by evaluating the responsibilities of the position, the experience of the individual and the salaries for comparable positions in the competitive marketplace. Base salary levels for the Company's executive officers are generally positioned at market competitive levels for comparable positions in manufacturing companies of similar size. In determining annual salary adjustments for executive officers, the Compensation Committee considers various factors including the individual's performance and contribution, competitive salary increase levels provided by the marketplace, the relationship of an executive officer's salary to the market competitive levels for comparable positions, and the Company's performance. In the case of executive officers with operating responsibility for a particular division, such division's financial results are also considered. The Compensation Committee, where appropriate, also considers nonfinancial performance measures such as manufacturing efficiency gains, improvements in product quality and relations with customers, suppliers and employees. Nonfinancial measures used for executive officers are determined on a case-by-case basis and the Compensation Committee does not assign any specific weight to any one of these factors.

     On August 3, 2000, Patrick K. Gantert, the Company's then President and Chief Executive Officer, resigned to pursue other business opportunities. Mr. Gantert's base salary for 2000 was $243,950, determined in accordance with his Employment Agreement with the Company. In connection with Mr. Gantert's resignation, the Company and Mr. Gantert terminated this Employment Agreement and entered into a severance agreement providing certain benefits to Mr. Gantert over a two-year period. As part of that severance agreement, Mr. Gantert confirmed his obligations of confidentiality and non-disclosure to the Company, and his covenant not to compete with the Company during such two-year severance period.

     On August 3, 2000, Joseph P. Schneider, who was then the President and Chief Executive Officer of Danner, was elected the President and Chief Executive Officer of the Company. In recognition of Mr. Schneider's expanded responsibilities, his base salary was increased from $169,689 to $205,000 as of that date.

     Incentive Compensation. The Company's executive officers are eligible for annual incentive compensation under incentive compensation plans which are customized for each of the Company's three divisions. For 2000, incentive compensation was based on operating profit, operating plan attainment and individual performance. For 2001, all of the

Company's senior executive officers, including any officer who would be identified in the Compensation Table, are eligible for incentive compensation based solely on financial performance. Financial performance, for purposes of determining incentive compensation, will be based 75% on operating profit and 25% on targeted inventory turns. Except for J. Schneider and Robert Sullivan where incentive compensation is based on overall Company-wide goals, each Company executive officer's incentive compensation is based upon the financial performance for the division where the executive officer has his or her principal operating responsibilities.

     No incentive compensation was paid to George W. Schneider, the Company's Chairman of the Board, for 2000. Joseph P. Schneider, the Company's President and Chief Executive Officer, received incentive compensation of $47,387 for 2000, which reflected his performance as the Chief Executive Officer of Danner from January 1, 2000, through August 3, 2000, and his additional responsibilities as the Company's President and Chief Executive Officer commencing on August 3, 2000.

     Stock Options. The Company's 1993 Plan and the 1997 Plan are designed to encourage and create ownership of Company common stock by key executives, thereby promoting a close identity of interests between the Company's management and its shareholders. The 1993 Plan and the 1997 Plan are designed to motivate and reward executives for long-term strategic management and the enhancement of shareholder value. The Compensation Committee has determined that annual stock option grants to the Company's key employees, including key executive officers, is consistent with the Company's best interest and the Company's overall compensation program.

     In determining the number of stock options to be granted, the Compensation Committee considers a variety of factors, including the executive's level of responsibility, relative contributions to the Company and existing level of ownership of Company Common Stock. Consideration is also given to an executive's potential for future responsibility and contributions to the Company, as well as the aggregate number of stock options proposed to be granted with a view towards ensuring that aggregate compensation for Company executives is appropriate. Stock options are granted with an exercise price equal to the market value of the Common Stock on the date of grant. Stock options granted in 2000 vest and become exercisable in 20% increments over a five-year period from the date of grant. Vesting schedules are designed to encourage the creation of shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years and the executive remains in the employ of the Company.

     The Board, acting on the recommendation of the Compensation Committee, granted stock options during 2000 to key employees under an informal long-term plan adopted in 1993 and designed to provide annual grants of stock options to key employees.

     Section 162(m) Limitation. The Company anticipates that all 2001 compensation to executives will be fully deductible under Section 162(m) of the Internal Revenue Code. Therefore, the Compensation Committee determined that a policy with respect to qualifying compensation paid to executive officers for deductibility is not necessary.

                             LACROSSE FOOTWEAR, INC.
                             COMPENSATION COMMITTEE

                           Craig L. Leipold, Chairman
                              Richard A. Rosenthal
                                John D. Whitcombe
                                  Luke E. Sims

Compensation Committee Interlocks and Insider Participation

     The current members of the Compensation Committee are identified above. Luke E. Sims is a partner in the law firm of Foley & Lardner, Milwaukee, Wisconsin, which has served as general counsel for the Company since 1982.

     Craig L. Leipold, the Chairman of the Compensation Committee, served as President and Chief Executive Officer of the Company's Rainfair subsidiary from the May 1996 acquisition of Rainfair until July 1999. In connection with the May 1996 acquisition of Rainfair, Rainfair entered into a sublease indirectly with a Wisconsin corporation, which Mr. Leipold owns, for the Racine, Wisconsin facility used by the Rainfair business. Under the sublease, Rainfair pays an annual rent of $350,000, subject to increases based on changes in the "prime rate," and all other costs associated with owning and operating such facility, including utilities, taxes and insurance. In 2000, rent for the facility was $381,630. The sublease also gives Rainfair an option to purchase the facility on the last day of the sublease term. The terms of the foregoing arrangement were negotiated between the Company and the Wisconsin corporation on an arms-length basis at the time of the acquisition of Rainfair and, on that basis, the Company believes the terms of the sublease are no less favorable to the Company and Rainfair than could have been obtained from an unaffiliated third party.

                             PERFORMANCE INFORMATION

     The following graph compares on a cumulative basis changes since December 31, 1995 in (a) the total shareholder return on the Common Stock with (b) the total return on the Nasdaq Market Index and (c) the total return on the Media General Financial Services Textile-Apparel Footwear/Accessories Industry Group Index (the "MG Industry Group Index"). Such changes have been measured by dividing (a) the sum of (i) the amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the price per share at the end of and the beginning of the measurement period, by (b) the price per share at the beginning of the measurement period. The graph assumes $100 was invested on December 31, 1995 in Common Stock, the Nasdaq Market Index and the MG Industry Group Index.


                               [GRAPHIC OMITTED]

                         -------- --------- -------- -------- -------- --------
                         Dec. 31,  Dec. 31, Dec. 31, Dec. 31, Dec. 31, Dec. 31,
                           1995      1996     1997     1998     1999     2000
-----------------------  -------- --------- -------- -------- -------- --------

LACROSSE FOOTWEAR, INC.  $100.00   $124.03  $168.85  $109.47  $ 54.05  $ 38.07
MG INDUSTRY GROUP INDEX   100.00    157.13   116.87   106.07   144.66   152.60
NASDAQ MARKET INDEX       100.00    124.27   152.00   214.39   378.12   237.66
-----------------------  -------- --------- -------- -------- -------- --------

                            2001 STOCK INCENTIVE PLAN

General

     The purpose of the 2001 Incentive Plan is to induce certain officers and other key employees to remain in the employ of the Company or its subsidiaries and to encourage such employees to secure or increase on reasonable terms their stock ownership in the Company. The 2001 Incentive Plan is intended to promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.

     The Company currently has in effect the 1993 Plan and the 1997 Plan. As of March 30, 2001, a total of 16,433 shares of Common Stock remained available for the granting of additional options under the 1993 Plan and a total of 116,883 shares of Common Stock remained available for the granting of additional options under the 1997 Plan. To allow for additional equity-based compensation awards to be made by the Company, the 2001 Incentive Plan was adopted by the Board on December 11, 2000 and is effective as of such date, subject to approval by the shareholders at the Annual Meeting.

     The following summary description of the 2001 Incentive Plan is qualified in its entirety by reference to the full text of the 2001 Incentive Plan which is attached to this Proxy Statement as Appendix B.

Administration

     The 2001 Incentive Plan will be administered by the Board and/or the Compensation Committee of the Board consisting of not less than two directors who are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and who are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. If at any time the Compensation Committee shall not be in existence or not consist of directors who are qualified as "non-employee directors" and "outside directors," the Board shall administer the Plan. Among other functions, the Compensation Committee and the Board each has full authority and discretion, subject to the express provisions of the 2001 Incentive Plan, to establish rules and regulations deemed necessary or advisable for the proper administration of the 2001 Incentive Plan and to determine the individuals to whom, and the time or times at which, options will be granted, the type of options, the exercise periods, limitations on exercise, the number of shares subject to each option and any other terms, limitations, conditions and restrictions on any option granted under the 2001 Incentive Plan. Subject to the express terms of the 2001 Incentive Plan, determinations and interpretations with respect thereto will be conclusive and binding on all parties.

Eligibility

     Options may be granted under the 2001 Incentive Plan to officers and other key employees of the Company and of any of its present and future subsidiaries. A director or an officer of the Company or of a subsidiary who is not also an employee of the Company or of a subsidiary is not eligible to receive options under the 2001 Incentive Plan. Approximately 70 persons are currently eligible to receive options under the 2001 Incentive Plan.

Awards Under the 2001 Incentive Plan; Available Shares

     The 2001 Incentive Plan permits the grant to officers and other key employees of either "incentive stock options," which qualify for special income tax treatment under the Internal Revenue Code, or "nonstatutory stock options," which do not so qualify. The aggregate fair market value (determined as of the date of the option is granted) of the Common Stock for which an incentive stock option is exercisable for the first time by a participant during any calendar year under the 2001 Incentive Plan or any other plan of the Company may not exceed $100,000.

     The maximum number of shares of Common Stock which may be acquired upon the exercise of options granted under the 2001 Incentive Plan is 300,000, subject to adjustment in order to prevent dilution in certain cases as described below. In the event that all or any portion of an option granted under the 2001 Incentive Plan expires unexercised, is cancelled or terminates, the shares then subject to such option will again be available for the granting of additional options under the 2001 Incentive Plan. The 2001 Incentive Plan provides that no officer or key employee may be granted options that could result in such participant receiving more than 125,000 shares of Common Stock under the 2001 Incentive Plan, which number of shares is subject to adjustment to prevent dilution in certain cases as described below. Any shares delivered pursuant to the exercise of options granted under the 2001 Incentive Plan may be either authorized and unissued shares of Common Stock or treasury shares held by the Company.

Term of Options

     The option exercise price per share of Common Stock subject to any option granted to an officer or other key employee under the 2001 Incentive Plan will be determined by the Compensation Committee or the Board, but may not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted; provided, however, that no incentive stock option may be granted to any officer or other key employee who, at the time such incentive stock option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries unless the option exercise price of such incentive stock option is at least 110% of the fair market value of a share of Common Stock on the date of grant.

     Options granted under the 2001 Incentive Plan will expire at such time as the Compensation Committee or Board determines, except that no incentive stock option may be exercised more than ten years from the date of grant. Options cannot be exercised until the period, if any, specified by the Compensation Committee or Board has expired. If the employment of an officer or key employee terminates for any reason whatsoever, all rights to exercise an option granted pursuant to the 2001 Incentive Plan also terminate unless otherwise determined by the Compensation Committee or the Board or provided in the option agreement with such officer or key employee. Except as otherwise provided by the Compensation Committee or the Board, options are not transferable otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the officer or key employee only by him or her. No options may be granted under the 2001 Incentive Plan after December 10, 2010.

     The purchase price for shares of Common Stock acquired upon exercise of options under the 2001 Incentive Plan may be paid in cash, by delivery of securities of the Company having a fair market value on the date of exercise equal to the option exercise price or by delivery to the Company of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the option exercise price. No shares of Common Stock will be issued under the 2001 Incentive Plan until full payment therefor has been made.

Capital Adjustments

     In the event of a capital adjustment resulting from a stock dividend (other than a stock dividend in lieu of an ordinary cash dividend), stock split, reorganization, merger, consolidation, spin-off, recapitalization, split-up, combination or exchange of shares, or otherwise, the aggregate number and class of shares available under the 2001 Incentive Plan, the limits imposed on the number of options that may be granted to any one participant, the number and class of shares subject to each outstanding option and the exercise price for shares subject to each outstanding option, shall be appropriately adjusted by the Compensation Committee or the Board, whose determination shall be conclusive.

Amendment and Termination

     The 2001 Incentive Plan shall terminate on December 10, 2010, unless sooner terminated as provided thereunder. The Board may at any time and from time to time terminate or amend the 2001 Incentive Plan; provided, however, that approval of the Company's shareholders for any such amendment shall also be obtained if otherwise required by (i) the Internal Revenue Code or any rules promulgated thereunder (in order to allow for incentive stock options to be granted under the 2001 Incentive Plan or to enable the Company to comply with the provisions of Section 162(m) of the Internal Revenue Code) or (ii) the listing requirements of any principal securities exchange or market on which the shares of Common Stock are then traded (in order to maintain the listing or quotation of the Common Stock thereon). No termination or amendment of the 2001 Incentive Plan may, without the participant's consent, adversely affect the rights of such participant under any option previously granted to such participant.

Withholding

     Under the 2001 Incentive Plan, the Company may deduct and withhold from any cash otherwise payable to a participant such amount as may be required to satisfy the Company's obligation to withhold Federal, state or local taxes. In the event such amount withheld is insufficient for such purpose, the Company may require that the participant pay to the Company upon demand or otherwise make arrangements satisfactory to the Company for payment of an amount necessary to satisfy the obligation to withhold any such taxes. A participant may be permitted to satisfy the Company's withholding tax requirements by electing to have the Company withhold shares of Common Stock otherwise issuable to such participant.

Certain Federal Income Tax Consequences

     The grant of a stock option under the 2001 Incentive Plan will create no income tax consequences to the participant or the Company. A participant who is granted a nonstatutory stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock acquired at such time over the exercise price. Although the Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant, the Company may lose all or a portion of such deduction if any of the options granted do not qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be long-term capital gain or loss if the Common Stock has been held for more than one year from the date of exercise.

     In general, if a participant in the 2001 Incentive Plan holds the Common Stock acquired pursuant to the exercise of an incentive stock option for at least two years from the date of grant and one year from the date of exercise, the participant will recognize no income or gain as a result of exercise for regular income tax purposes. However, the excess of the fair market value of the Common Stock acquired on the date of exercise over the exercise price (the "Spread") is an adjustment for alternative minimum tax purposes and, as a result, the participant may be taxed on all or a portion of the Spread under the alternative minimum tax. Except as described below, any gain or loss realized by the participant on the disposition of the Common Stock acquired pursuant to the exercise of an incentive stock option will be treated as a long-term capital gain or loss and no deduction will be allowed to the Company. If these holding period requirements are not satisfied, the participant will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the Spread. The Company will be entitled to a deduction in the same amount and at the same time as the ordinary income recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the Common Stock had been held for more than one year from the date of exercise.

     The Company cannot currently determine the options that may be granted to eligible participants under the 2001 Incentive Plan in the future. Such determinations will be made from time to time by the Compensation Committee and/or the Board.

     On March 30, 2001, the last reported price per share of the Common Stock on The Nasdaq National Market was $2.5625.

Vote Required

     The affirmative vote of the holders of a majority of the shares of Common Stock represented and voted at the Annual Meeting with respect to the 2001 Incentive Plan (assuming a quorum is present) is required to approve the 2001 Incentive Plan. Any shares of Common Stock not voted at the Annual Meeting with respect to the 2001 Incentive Plan (whether as a result of broker non-votes or otherwise, except abstentions) will have no impact on the vote. Shares of Common Stock as to which holders abstain from voting will be treated as votes against the 2001 Inventive Plan.

THE BOARD RECOMMENDS A VOTE "FOR" THE 2001 INCENTIVE PLAN AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE 2001 INCENTIVE PLAN. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE 2001 INCENTIVE PLAN.

                  2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

General

     The purpose of the Director Plan is to promote the long-term growth and financial success of the Company. The Director Plan is intended to secure for the Company and its shareholders the benefits of the long-term incentives inherent in increased common stock ownership by members of the Board who are not employees of the Company or its subsidiaries. It is intended that the Director Plan will induce and encourage highly experienced and qualified individuals to serve on the Board and assist the Company in promoting a greater identity of interest between the non-employee directors and the shareholders of the Company. The Director Plan was adopted by the Board on December 11, 2000 and is effective as of such date, subject to approval by the shareholders at the Annual Meeting.

     The following summary description of the Director Plan is qualified in its entirety by reference to the full text of the Director Plan which is attached to this Proxy Statement as Appendix C.

Administration

     The Director Plan is intended to meet the "formula" plan requirements of Rule 16b-3 (or any successor provision thereto) adopted under the Exchange Act and accordingly is intended to be self-governing.

     The Director Plan will be administered by the Board. The Board may delegate part or all of its administrative powers with respect to the Director Plan. Subject to the express provisions of the Director Plan, the Board's determinations and interpretations with respect thereto shall be final and conclusive.

Awards under the Director Plan; Shares Available

     The Director Plan provides for the grant to non-employee directors of the Company nonstatutory stock options, which do not qualify for special income tax treatment under the Internal Revenue Code. The maximum number of shares of Common Stock which may be acquired upon the exercise of options granted under the Director Plan is 100,000, subject to adjustment to prevent dilution in certain cased describe below. If any options granted under the Director Plan terminate, expire or are canceled prior to the delivery of all of the shares issuable thereunder, then such shares shall again be available for the granting of additional options under the Director Plan. If the exercise price of any option granted under the Director Plan is satisfied by tendering shares, only the number of shares issued net of the shares tendered shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Director Plan. Any shares delivered pursuant to the exercise of options granted under the 2001 Incentive Plan may be either authorized and unissued shares of Common Stock or treasury shares held by the Company.

Terms of Awards

     Under the Director Plan, on the first business day of January of each calendar year beginning in January, 2001, each non-employee director of the Company will automatically be granted an option to purchase 3,000 shares of Common Stock of the Company. The option exercise price per share of Common Stock subject to the options granted under the Director Plan will be 100% of the fair market value of a share of Common Stock on the date the option is granted. The options granted under the Director Plan will be nonstatutory stock options, which do not qualify for special income tax treatment under the Internal Revenue Code. Option granted to a non-employee director will have a term of ten years from the date the option is granted.

     Options granted under the Director Plan cannot be exercised prior to the first anniversary of the date of grant and thereafter may only be exercised with respect to twenty percent (20%) of the shares subject to such options on and after the first anniversary of the date of grant, with respect to forty percent (40%) of the shares on a cumulative basis on and after the second anniversary of the date of grant, with respect to sixty percent (60%) of the shares on a cumulative basis on and after the third anniversary of the date of grant, with respect to eighty percent (80%) of the shares on a cumulative basis on and after the fourth anniversary of the date of grant and in full on and after the fifth anniversary of the date of grant.

     The purchase price for shares of Common Stock acquired upon exercise of options under the Director Plan may be paid in cash, by delivery of securities of the Company having a fair market value on the date of exercise equal to the option exercise price or by delivery to the Company of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the option exercise price. No shares of Common Stock will be issued under the Director Plan until full payment therefor has been made.

     If a non-employee director ceases being a director of the Company for any reason other than his or her voluntary decision to resign or to not stand for reelection as director, then all rights to exercise options granted under the Director Plan will become immediately exercisable, and the non-employee director will have the right to exercise the options within 24 months after the date of termination; provided, however, that no option shall be exercisable after the expiration of the term of that option. If a non-employee director voluntarily resigns or decides to not stand for reelection as director (in either case, prior to reaching age 70), then the director may exercise options granted under the Director Plan, to the extent the options are exercisable at the time of termination, for a period of three months, but in no event after the expiration of the term of that option. Except as otherwise provided by the Board, options granted under the Director Plan are not transferable otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the non-employee director only by him or her.

Capital Adjustments

     In the event of a capital adjustment resulting from a dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other similar corporate transaction that affects shares of Common Stock, the Board may, in such manner as it deems equitable, adjust the aggregate number and type of shares available under the Director Plan and that thereafter may be made subject to options, the number and type of shares subject to outstanding options and/or the exercise price for shares subject to each outstanding option.

Amendment and Termination

     The Director Plan will terminate on December 11, 2010, unless sooner terminated as provided thereunder. The Board may at any time amend, alter, suspend, discontinue or terminate the Director Plan. Termination of the Director Plan shall not affect the rights of non-employee directors with respect to options previously granted to them, and all unexpired options shall continue in force and effect after termination of the Director Plan, except as they may lapse or be terminated by their own terms and conditions. Any amendment to the Director Plan will become effective when adopted by the Board, unless specified otherwise. Rights and obligations under any option granted before any amendment of the Director Plan will not be materially and adversely affected by amendment of the Director Plan, except with the consent of the director who holds the option.

Certain Federal Income Tax Consequences

     The grant of a stock option under the Director Plan will create no income tax consequences to the non-employee director or the Company. A non-employee director who is granted a nonstatutory stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock acquired at such time over the exercise price. Although the Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the non-employee director, the Company may lose all or a portion of such deduction if any of the options granted do not qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be a long-term capital gain or loss if the Common Stock has been held for more than one year from the date of exercise.

Future Awards

     On January 1, 2001, each non-employee director of the Company was automatically granted an option to purchase 3,000 shares of Common Stock pursuant to the Director Plan. All of such options were granted contingent upon shareholder approval of the Director Plan at the Annual Meeting. Assuming that shareholders approve the Director Plan at the Annual Meeting, each non-employee director will automatically receive an option to purchase 3,000 shares of Common Stock on the first business day of January of each calendar year for so long as the Director Plan remains in effect and a sufficient number of shares of Common Stock are available under the Director Plan.

     On March 30, 2001, the last reported price per share of the Common Stock on The Nasdaq National Market was $2.5625.

Vote Required

     The affirmative vote of the holders of a majority of the shares of Common Stock represented and voted at the Annual Meeting with respect to the Director Plan (assuming a quorum is present) is required to approve the Director Plan. Any shares of Common Stock not voted at the Annual Meeting with respect to the Director Plan (whether as a result of broker non-votes or otherwise, except abstentions) will have no impact on the vote. Shares of Common Stock as to which holders abstain from voting will be treated as votes against the Director Plan.

     THE BOARD RECOMMENDS A VOTE "FOR" THE DIRECTOR PLAN AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE DIRECTOR PLAN. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE DIRECTOR PLAN.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the fiscal year ended December 31, 2000 all its directors and executive officers complied with the Section 16(a) filing requirements.


                                  MISCELLANEOUS

Independent Auditors

     McGladrey & Pullen, LLP acted as the independent auditors for the Company in 2000 and it is anticipated that such firm will be similarly appointed to act in 2001. Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

Shareholder Proposals

     Proposals which shareholders of the Company intend to present at and have included in the Company's proxy statement for the 2002 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), must be received by the Company by the close of business on December 26, 2001. Additionally, if the Company receives notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to raise at the 2002 annual meeting of shareholders but do not intend to have included in the Company's proxy statement for such meeting) after March 11, 2002, the persons named in proxies solicited by the Board of Directors of the Company for the 2002 annual meeting of shareholders may exercise discretionary voting power with respect to such proposal.

Other Matters

     The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

                                            By Order of the Board
                                            of Directors LACROSSE
                                            FOOTWEAR, INC.


                                            /s/ Thomas S. Sleik

                                            Thomas S. Sleik
                                            Secretary
April 24, 2001

                                                                      Appendix A


                             LACROSSE FOOTWEAR, INC.

                             AUDIT COMMITTEE CHARTER

PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors ("Board") of LaCrosse Footwear, Inc. ("Company") in fulfilling its oversight responsibilities by reviewing and monitoring: the financial reports and other financial information provided by the Company to its shareholders, any governmental agency or the general public; the Company's systems of internal controls regarding financial, accounting, legal compliance and/or ethical matters that the Board and management have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with the foregoing, the Audit Committee should foster free and open communication between the Board, the independent auditors and Company management. The independent auditors for the Company are ultimately accountable to the Board and the Audit Committee, as representatives of the shareholders. The Board and the Audit Committee have authority to select, evaluate and, where appropriate, replace the independent auditors.

ORGANIZATION

There shall be a committee of the Board to be known as the Audit Committee. The Audit Committee shall be comprised of three (3) directors, at least two (2) of whom are "independent" of management of the Company, financially literate and free of any relationship that, in the opinion of the Board, would interfere with the exercise of such director's independent judgment as an Audit Committee member. "Independent", when used in this Audit Committee Charter, shall have the meaning given to that term in the applicable rules and regulations of the National Association of Securities Dealers, Inc. ("NASD"). On and after June 14, 2001, at least one (1) member of the Audit Committee shall be financially sophisticated in accordance with the applicable NASD rules.

GENERAL ACTIVITIES

o Provide an open avenue of communication between the independent auditors, Company management and the Board.

o Meetas circumstances require, but at least two (2) times a year. The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

o Ensure that the Company's independent auditors submit periodic reports to the Audit Committee delineating all relationships between the independent auditors and the Company, to discuss such reports with the independent auditors and to recommend that the Board take appropriate action to satisfy itself of the independence of the independent auditors.

o Obtain annual written confirmation from the Company's independent auditors that they are independent from the Company within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and within the requirements of the accounting profession.

o Review with the independent auditors and management the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

o Inquire of the independent auditors and management about significant risks or exposures, and assess the steps management has taken to minimize such risks to the Company.

SPECIFIC ACCOUNTING ISSUES AND POLICIES

o    Consider and review with management and the independent auditors:

     (a) Significant findings during the year, including the status of previous audit recommendations.

     (b) Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information.

o Meet periodically with the independent auditors and management in separate executive sessions to discuss any matters that the Audit Committee believes should be discussed privately.

o Report periodically to the Board on any significant issue or matter which comes to the attention of the Audit Committee in carrying out its duties.

o Conduct or authorize investigations into any matter within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel and other professionals to assist it in the conduct of any investigation.

o Review and discuss annual audited financial statements with management and, based upon such review, recommend to the Board whether to include the audited financial statements in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

o Discuss with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 ("SAS 61"), as it may be supplemented or amended, relating to the conduct of the audit.

o When appropriate, discuss with the independent auditors matters required to be discussed by SAS 61 relating to the conduct of the independent auditors' review of the financial information in any Quarterly Report on Form 10-Q.

o Advise management and the independent auditors that they are expected to provide a timely analysis of significant current and prospective financial reporting issues and practices.

o Inquire of the independent auditors their views about whether management's choice of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition. Inquire of the independent auditors their qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Company.

o Review with the independent auditors and management the reasoning for, and the appropriateness of, the accounting principles and disclosure practices adopted by management in reporting new transactions or events.

o Review with the independent auditors and management the reasoning for, and the appropriateness of, any change in accounting principles and disclosure practices.

 SCHEDULED ACTIVITIES

o Recommend the selection of the independent auditors for approval by the Board, approve the compensation of the independent auditors, and, where appropriate, review and approve the discharge of the independent auditors.

o Review with the independent auditors and management the results of annual audits and related comments, including, but not limited to:

     (a) Any significant changes required in the independent auditors' audit plans;

     (b) Any difficulties or disputes with management encountered during the course of the audit; and

     (c) Any other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards.

o Review with the independent auditors periodically their reasoning in accepting significant estimates by management.

o Prepare a report of the Audit Committee to be included in the Company's proxy statement for its annual meeting of shareholders in compliance with
     Item 306 of Regulation S-K under the Securities Exchange Act of 1934.

o Cause the Company to include a copy of this Charter in the Company's proxy statement for its annual meeting of shareholders at least once every three
     (3) years.

o    Review and update this Charter no less frequently than annually.

                                                                      Appendix B


                             LACROSSE FOOTWEAR, INC.
                            2001 STOCK INCENTIVE PLAN

Section 1.  Establishment

     LACROSSE FOOTWEAR, INC. (the "Company") hereby establishes a stock incentive plan for certain officers and other key employees, as described herein, which shall be known as the "LACROSSE FOOTWEAR, INC. 2001 STOCK INCENTIVE PLAN" (the "Plan"). It is intended that stock options (including both incentive stock options and nonstatutory stock options) may be granted under the Plan.

Section 2.  Purpose

     The purpose of the Plan is to induce certain officers and other key employees to remain in the employ of the Company or its subsidiaries and to encourage such employees to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.

Section 3.  Effective Date of the Plan

     The effective date of the Plan is the date of its adoption by the Board, December 11, 2000, subject to the approval and ratification of the Plan by the shareholders of the Company within twelve months of the effective date, and any and all awards made under the Plan prior to such approval shall be subject to such approval.

Section 4.  Stock Subject to Plan

     Subject to adjustment in accordance with the provisions of Section 8, common stock, $.0l par value per share, not to exceed 300,000 shares, may be issued pursuant to the Plan. Such shares may be authorized and unissued or treasury shares. If any options expire, are canceled, or terminate for any reason without having been exercised in full, the shares subject to the unexercised portion thereof shall again be available for the purposes of the Plan.

Section 5.  Administration

     The Plan shall be administered by the Board and/or the Compensation Committee (the "Committee") of the Board consisting of not less than two directors, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulation Section 1.162-27 promulgated thereunder. If at any time the Committee shall not be in existence or not consist of directors who are qualified as "non-employee directors" and "outside directors" as defined above, the Board shall administer the Plan. To the extent permitted by applicable law, the

Board may, in its discretion, delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to options to participants other than participants who are subject to the provisions of Section 16 of the Exchange Act ("Section 16 Participants"). To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers.

     The Committee and the Board each shall have authority to grant stock options ("Awards") to eligible employees of the Company and its present and future subsidiaries under the Plan. Subject to the express provisions of the Plan, the Committee and the Board each shall have authority to establish such rules and regulations as they deem necessary or advisable for the proper administration of the Plan, and, in their discretion, to determine the individuals to whom, and the time or times at which Awards shall be granted, the type of Awards, the exercise periods, limitations on exercise, the number of shares to be subject to each Award and any other terms, limitations, conditions and restrictions on Awards as the Committee or the Board, in its discretion, deems appropriate; provided, however, that the maximum number of shares, subject to adjustment in accordance with the provisions of Section 8, subject to Award that any one Participant (as hereinafter defined in Section 6 hereof) can be granted under the Plan during its term is 150,000. In making such determinations, the Committee and the Board may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company or its subsidiaries, and such other factors as the Committee or the Board in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee and the Board each shall also have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award agreements (which need not be identical), to waive any conditions or restrictions with respect to any Award and to make all other determinations necessary or advisable for the administration of the Plan. The Committee and Board determinations on the matters referred to in this Section 5 shall be conclusive.

Section 6.  Eligibility

     Awards may be granted to officers and other key employees of the Company and of any of its present and future subsidiaries ("Participants") under the Plan. A director or an officer of the Company or of a subsidiary who is not also an employee of the Company or of a subsidiary shall not be eligible to receive an Award.

Section 7.  Grants of Options

     (a) Grant. Subject to the provisions of the Plan, the Committee and the Board each may grant stock options to Participants in such amounts as they shall determine. The Committee and the Board each shall have full discretion to determine the terms and conditions (including vesting) of all options. The Committee or Board shall determine whether an option is to be an incentive stock option within the meaning of Section 422 of the Code or a nonstatutory stock option and shall enter into option agreements with Participants accordingly.

     (b) Option Price. The per share option price, as determined by the Committee or Board, shall be an amount not less than 100% of the fair market value of the stock on the date such option is granted (110% in the case of incentive stock options granted pursuant to Section 422(c)(5) of the Code), as such fair market value is determined by such methods or procedures as shall be established from time to time by the Committee or Board ("Fair Market Value").

     (c) Option Period. The term of each option shall be as determined by the Committee or Board, but in no event shall the term of an incentive stock option exceed a period of ten (10) years from the date of its grant.

     (d) Maximum Per Participant. The aggregate Fair Market Value of the stock for which an incentive stock option is exercisable by a Participant for the first time during any calendar year under the Plan and any other plans of the Company or its subsidiaries may not exceed $100,000. To the extent this limitation is exceeded, such incentive stock option shall automatically be treated as a nonqualified stock option.

     (e) Exercise of Option. The Committee or Board shall prescribe the manner in which a Participant may exercise an option which is not inconsistent with the provisions of this Plan. An option may be exercised, subject to limitations on its exercise and the provisions of subparagraph (g), from time to time, only by
(i) providing written notice of intent to exercise the option with respect to a specified number of shares, and (ii) payment in full to the Company of the option price at the time of exercise. Payment of the option price may be made
(i) by delivery of cash and/or securities of the Company having a then Fair Market Value equal to the option price, or (ii) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the option price.

     (f) Transferability of Option. The options are not transferable otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Participant only by the Participant, except that a Participant may, to the extent allowed by the Committee or Board and in a manner specified by the Committee or Board, (a) designate in writing a beneficiary to exercise the option after the Participant's death, and (b) transfer any option.

     (g) Termination of Employment. In the event a Participant leaves the employ of the Company and/or its subsidiaries whether voluntarily or by reason of dismissal, disability or retirement, all rights to exercise an option shall terminate immediately unless otherwise determined by the Committee or Board or provided in the option agreement granted to such Participant.

Section 8.  Capital Adjustment Provisions

     In the event of any change in the shares of common stock of the Company by reason of a declaration of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend), stock split, reorganization, merger, consolidation, spin-off, recapitalization, split-up, combination or exchange of shares, or otherwise, the aggregate number and class of shares available under this Plan, the number and class of shares subject to the individual Participant limits specified in Section 5, the number and class of shares subject to each outstanding Award, and the exercise price for shares subject to each outstanding option, shall be appropriately adjusted by the Committee or Board, whose determination shall be conclusive.

Section 9.  Termination and Amendment of Plan

     The Plan shall terminate on December 10, 2010, unless sooner terminated as hereinafter provided. The Board may at any time terminate the Plan, or amend the Plan as it shall deem advisable including (without limiting the generality of the foregoing) any amendments deemed by the Board to be necessary or advisable to assure the Company's deduction under Section 162(m) of the Code for all Awards granted under the Plan, to assure conformity of the Plan and any incentive stock options granted thereunder to the requirements of Section 422 of the Code and to assure conformity with any requirements of other state or federal laws or regulations; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by (i) the Code or any rules promulgated thereunder (in order to allow for incentive stock options to be granted under the Plan or to enable the Company to comply with the provisions of Section 162(m) of the Code) or (ii) the listing requirements of any principal securities exchange or market on which the shares are then traded (in order to maintain the listing or quotation of the shares thereon). No termination or amendment of the Plan may, without the consent of the Participant, adversely affect the rights of such Participant under any Award previously granted. Notwithstanding the foregoing, the authority of the Committee and the Board to administer the Plan, or waive any conditions or restrictions with respect to an option, shall extend beyond the date of the Plan's termination.

Section 10.  Rights of Employees

     Nothing in this Plan or in any Awards shall interfere with or limit in any way the right of the Company and any of its subsidiaries to terminate any Participant's or employee's employment at any time, nor confer upon any Participant or employee any right to continue in the employ of the Company or any of its subsidiaries.

Section 11.  Rights as a Shareholder

     A Participant shall have no rights as a shareholder with respect to shares covered by any option until the date of issuance of the stock certificate to such Participant and only after such shares are fully paid. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock is issued.

Section 12.  Tax Withholding

     The Company may deduct and withhold from any cash otherwise payable to a Participant such amount as may be required for the purpose of satisfying the Company's obligation to withhold Federal, state or local taxes in connection with any Award. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Participant pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

     A Participant may be permitted to satisfy the Company's withholding tax requirements by electing to have the Company withhold shares of stock otherwise issuable to the Participant. The election shall be made in writing and shall be made according to such rules and in such form as the Committee or Board may determine.

Section 13.  No Fractional Shares

     No fractional shares shall be issued or delivered pursuant to the Plan, and the Committee or the Board shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 14.  Requirements of Law

     The granting of Awards under the Plan and the issuance of shares in connection with an Award shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of the Plan or any award agreement, the Company shall have no liability to deliver any shares under the Plan or make any payment with respect to any award unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

Section 15.  Miscellaneous

     The grant of any Award under the Plan may also be subject to other provisions as the Committee or Board determines appropriate, including, without limitation, provisions for (a) one or more means to enable Participants to defer recognition of taxable income relating to Awards, which means may provide for a return to a Participant on amounts deferred as determined by the Committee or Board; (b) the purchase of stock under options in installments; and (c) compliance with federal or state securities laws and stock exchange or Nasdaq National Market requirements.

Section 16.  Agreements

     Awards granted pursuant to the Plan shall be evidenced by written agreements in such form as the Committee or Board shall from time to time adopt.

Section 17.  Governing Law

     The Plan and all determinations made and actions taken pursuant thereto shall be governed by and construed in accordance with the internal laws of the State of Wisconsin without reference to conflict of law principles thereof. If any provision of this Plan or any award agreement or any Award, (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify the Plan, any award agreement or any Award under any law deemed applicable by the Committee or Board, then such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee or Board, materially altering the intent of the Plan, award agreement or Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan, such award agreement and such Award shall remain in full force and effect.

                             LACROSSE FOOTWEAR, INC.
                  2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

Section 1.  Establishment

     LACROSSE FOOTWEAR, INC. (the "Company") hereby establishes a stock option plan for non-employee directors, as described herein, which shall be known as the "LACROSSE FOOTWEAR, INC. 2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN" (the "Plan"). It is intended that only nonstatutory stock options may be granted under the Plan.

Section 2.  Purpose

     The purpose of the Plan is to promote the long-term growth and financial success of the Company. The Plan is intended to secure for the Company and its shareholders the benefits of the long-term incentives inherent in increased common stock ownership by members of the Board who are not employees of the Company or its Affiliates. It is intended that the Plan will induce and encourage highly experienced and qualified individuals to serve on the Board and assist the Company in promoting a greater identity of interest between the Non-employee Directors and the shareholders of the Company.

Section 3.  Definitions

     The following terms shall have the respective meanings set forth below, unless the context otherwise requires:

     (a) "Affiliate" shall mean any corporation, partnership, joint venture, or other entity in which the Company holds an equity, profit, or voting interest of more than fifty percent (50%).

     (b) "Board" shall mean the Board of Directors of the Company.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (e) "Fair Market Value per Share" shall mean for any day the average of the high and low sales prices for a Share in the over-the-counter market, as reported by the Nasdaq Stock Market on the business day immediately preceding such day, or, if there were no trades of Shares on such business day, on the most recent preceding business day on which there were trades. If Shares are not listed or admitted to trading on the Nasdaq Stock Market when the determination of fair market value is to be made, Fair Market Value per Share shall be the mean between the highest and lowest reported sales prices of Shares on that date on the principal exchange on which the Shares are then listed. If the Shares are not listed on any national exchange, Fair Market Value per Share shall be the amount determined in good faith by the Board to be the fair market value of a Share at the relevant time.

     (f) "Non-employee Director" shall mean a member of the Board who is not an employee of the Company or any Affiliate.

     (g) "Shares" shall mean shares of common stock of the Company, $.01 par value per share, and such other securities or property as may become subject to Options pursuant to an adjustment made under Section 11 of the Plan.

Section 4.  Effective Date of the Plan

     The effective date of the Plan is the date of its adoption by the Board, December 11, 2000, subject to the approval and ratification of the Plan by the shareholders of the Company, and any and all awards made under the Plan prior to such approval shall be subject to such approval.

Section 5.  Shares Available for Options

     Subject to adjustment in accordance with the provisions of Section 11, the number of Shares which may be issued pursuant to the Plan shall not exceed 100,000. Such Shares may be authorized and unissued Shares or treasury shares. If, after the effective date of the Plan, any Options terminate, expire or are canceled prior to the delivery of all of the Shares issuable thereunder, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Option, to the extent of any such termination, expiration or cancellation, shall again be available for the granting of additional Options under the Plan. If the exercise price of any Option granted under the Plan is satisfied by tendering Shares (by either actual delivery or by attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

Section 6.  Plan Operation

     (a) Formula Plan. The Plan is intended to meet the "formula" plan requirements of Rule 16b-3 (or any successor provision thereto), as interpreted, adopted under the Exchange Act and accordingly is intended to be self-governing.

     (b) Administration. The Plan shall be administered by the Board. The Board may, by resolution, delegate part or all of its administrative powers with respect to the Plan. The Board shall have all of the powers vested in it by the terms of the Plan, such powers to include the authority, within the limits prescribed herein, to establish the form of the agreement embodying grants of Options made under the Plan. The Board shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable, such administrative decisions of the Board to be final and conclusive. Except to the extent prohibited by applicable law, the Board may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board.

Section 7.  Nonstatutory Stock Option Awards to Non-employee Directors

     (a) Eligibility. Non-employee Directors shall automatically be granted Options under the Plan in the manner set forth in this Section 7 for no cash consideration. A Non-employee Director may hold more than one Option under the Plan in his or her capacity as a Non-employee Director of the Company, but only on the terms and subject to the conditions set forth herein. All options granted to Non-employee Directors pursuant to the Plan shall be nonstatutory stock options which do not qualify for special tax treatment under Code Sections 421 or 422.

     (b) Grant. On the first business day of January of each calendar year beginning in January, 2001, each Non-employee Director at such time shall be granted an Option to purchase three thousand (3,000) Shares under the Plan (the "Option"). The price per Share of the Company's common stock which may be purchased upon exercise of an Option shall be one hundred percent (100%) of the Fair Market Value per Share on the date the Option is granted. Such exercise price shall be subject to adjustment as provided in Section 11 hereof. The term of each Option granted to a Non-employee Director shall be for ten (10) years from the date of grant, unless terminated earlier pursuant to the provisions of
Section 9 hereof.

     (c) Option Agreement. Each Option granted under the Plan shall be evidenced by a written agreement in such form as the Board shall from time to time adopt. Each agreement shall be subject to, and incorporate, by reference or otherwise, the applicable terms of the Plan.

     (d) Option Period. No Option shall be granted under the Plan after the tenth anniversary of the effective date of the Plan. However, the term of any Option theretofore granted may extend beyond such date. Options shall automatically be granted to Non-employee Directors under the Plan only for so long as the Plan remains in effect and a sufficient number of Shares are available hereunder for the granting of such Options.

     (e) Vesting. Except as otherwise provided in Section 9 hereof, an Option cannot be exercised prior to the first anniversary of the date of grant and thereafter may only be exercised with respect to twenty percent (20%) of the Option Shares on and after the first anniversary of the date of grant, with respect to forty percent (40%) of the Option Shares on a cumulative basis on and after the second anniversary of the date of grant, with respect to sixty percent (60%) of the Option Shares on a cumulative basis on and after the third anniversary of the date of grant, with respect to eighty percent (80%) of the Option Shares on a cumulative basis on and after the fourth anniversary of the date of grant and in full on and after the fifth anniversary of the date of grant.

Section 8.  Exercise of Option

     An Option may be exercised, subject to limitations on its exercise and the provisions of Section 9, from time to time, only by (i) providing written notice of intent to exercise the Option with respect to a specified number of Shares; and (ii) payment in full to the Company of the exercise price at the time the Option is exercised (except that, in the case of an exercise under paragraph (iii) below, payment may be made as soon as practicable after the exercise). Payment of the exercise price may be made:

          (i)   in cash or by certified check,

          (ii) by delivery to the Company of Shares which shall have been owned for at least six (6) months and have a Fair Market Value per Share on the date of surrender equal to the exercise price, or

          (iii) by delivery (including by fax) to the Company or its designated agent of a properly executed exercise notice together with irrevocable instructions to a broker to sell or margin a sufficient portion of the Option Shares and promptly deliver to the Company the sale or margin loan proceeds required to pay the exercise price.

Section 9.  Effect of Termination of Membership on the Board

     The right to exercise an Option granted to a Non-employee Director shall be limited as follows, provided the actual date of exercise is in no event after the expiration of the term of the Option:

     (a) If a Non-employee Director ceases being a director of the Company for any reason other than the reason identified in subparagraph (b) of this Section 9, the Options become immediately exercisable upon such date of termination and the Non-employee Director shall have the right to exercise the Options within twenty-four (24) months after such termination without regard to the vesting restrictions of Section 7(e), subject to the condition that no Option shall be exercisable after the expiration of the term of the Option; and

     (b) If a Non-employee Director ceases being a director of the Company due to the director's voluntary decision to resign or voluntary decision not to stand for reelection to the Board, in either case prior to reaching age 70, the Non-employee Director may exercise the Options, to the extent they were exercisable at the time of termination, for a period of three (3) months after such termination of service, but in no event beyond the expiration of the term of the Options.

Section 10.  Transferability of Options

     The Options and rights under the Options are not assignable, alienable, saleable or transferable by a Non-employee Director otherwise than by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Non-employee Director only by such individual or, if permissible under applicable law, by such individual's guardian or legal representative, except that a Non-employee Director may, to the extent allowed by the Board and in a manner specified by the Board, (a) designate in writing a beneficiary to exercise the Option after the Non-employee Director's death; and (b) transfer any Option.

Section 11.  Capital Adjustment Provisions

     In the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event (individually referred to as "Event" and collectively referred to as "Events") affects the Shares such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Options under the Plan; (ii) the number and type of Shares subject to outstanding Options; and (iii) the exercise price with respect to any Option (collectively referred to as "Adjustments"); provided, however, that Options subject to grant or previously granted to Non-employee Directors under the Plan at the time of any such Event shall be subject to only such Adjustments as shall be necessary to maintain the proportionate interest of the Non-employee Directors and preserve, without exceeding, the value of such Options

Section 12.  Amendment and Termination of the Plan

     The Plan shall terminate on December 11, 2010, unless sooner terminated as herein provided. The Board may at any time amend, alter, suspend, discontinue or terminate the Plan. Termination of the Plan shall not affect the rights of Non-employee Directors with respect to Options previously granted to them, and all unexpired Options shall continue in force and effect after termination of the Plan, except as they may lapse or be terminated by their own terms and conditions. Any amendment to the Plan shall become effective when adopted by the Board, unless specified otherwise. Rights and obligations under any Option granted before any amendment of this Plan shall not be materially and adversely affected by amendment of the Plan, except with the consent of the person who holds the Option, which consent may be obtained in any manner that the Board deems appropriate.

Section 13.  General Provisions

     (a) Other Compensation. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements for Non-employee Directors, and such arrangements may be either generally applicable or applicable only in specific cases.

     (b) Rights of Directors. The grant of an Option to a Non-employee Director pursuant to the Plan shall confer no right on such Non-employee Director to continue as a director of the Company. Except for rights accorded under the Plan, Non-employee Directors shall have no rights as shareholders with respect to Shares covered by any Option until the date of issuance of the stock certificates to the Non-employee Director and only after such Shares are fully paid. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock is issued.

     (c) Securities Laws. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

     (d) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Wisconsin and applicable federal law.

     (e) Miscellaneous. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

                             LACROSSE FOOTWEAR, INC.
                       2001 ANNUAL MEETING OF SHAREHOLDERS
           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints George W. Schneider, Frank J. Uhler, Jr. and Joseph P. Schneider, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of LaCrosse Footwear, Inc. held of record by the undersigned on March 30, 2001, at the annual meeting of shareholders to be held on May 24, 2001, or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees, "FOR" the approval of the LaCrosse Footwear, Inc. 2001 Stock Incentive Plan and "FOR" the approval of the LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan.







PLEASE DETACH BELOW, SIGN, DATE AND RETURN PROMPTLY USING THE ENVELOPE PROVIDED
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                       LACROSSE FOOTWEAR, INC. 2001 ANNUAL MEETING

1.  ELECTION OF DIRECTORS:   1-George W. Schneider   2-Craig L. Leipold   [ ] FOR all nominees    [ ] WITHHOLD AUTHORITY
    Terms expiring at the    3-Joseph P. Schneider                            listed to the           to vote for all
    2004 Annual Meeting                                                       left (except as         nominees listed
                                                                              specified below).       to the left.

                                                                                        ---------------------------------
(Instructions: To withhold authority to vote for any indicated nominee,         ->
write the number(s) of the nominee(s) in the box provided to the right.)
                                                                                        ---------------------------------

2.  TO APPROVE THE LACROSSE FOOTWEAR, INC.                      [ ]  FOR           [ ]  AGAINST           [ ]  ABSTAIN
    2001 STOCK INCENTIVE PLAN:

3.  TO APPROVE THE LACROSSE FOOTWEAR, INC.                      [ ]  FOR           [ ]  AGAINST           [ ]  ABSTAIN
    2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN:

4.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED
    TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY
    COME BEFORE THE MEETING.

                                         Date ______________________, 2001                        NO. OF SHARES
                                                                                        ----------------------------------

    Check appropriate box Indicate changes below:

    Address Change?  [ ]                Name Change?  [ ]
                                                                                        ----------------------------------
                                                                                               Signature(s) in Box
                                                                                        Please sign exactly as name appears
                                                                                        hereon. When shares are held by
                                                                                        joint tenants, both should sign.
                                                                                        When signing as attorney, executor,
                                                                                        administrator, trustee or guardian,
                                                                                        please give full title as such. If
                                                                                        a corporation, please sign in full
                                                                                        corporate name by President or
                                                                                        other authorized officer. If a
                                                                                        partnership, please sign in
                                                                                        partnership name by authorized
                                                                                        person.
